EXHIBIT 10B(ii)


                   SECOND AMENDMENT TO BAREBOAT CHARTER PARTY


        THIS SECOND AMENDMENT TO BAREBOAT CHARTER PARTY, made as of this day of October, 1995, (hereinafter referred to as the "Second Amendment") by and between Kadampanattu Corp. (K Corp) and Trailer Bridge, Inc., (at the time of the Amendment dated December 31, 1994, Allen Freight Trailer Bridge, Inc.) (Trailer Bridge).

        WHEREAS, in February, 1992 K Corp and Trailer Bridge entered into two
   (2) identical Bareboat Charter Party agreements for the vessels JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE; and

        WHEREAS, such Bareboat Charter Party agreements were extended each year for an additional year; and

        WHEREAS, in December, 1994 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to March 1, 1997; and

        WHEREAS, K Corp presently intends to modify each of the JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE to add a mid-body section to increase each vessels capacity; and

        WHEREAS, Trailer Bridge wishes K Corp to so modify the vessels.

        In consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, K Corp and Trailer Bridge hereby agree as follows:

        I. Amendment to section entitled "Period" The section entitled "Period" of each Bareboat Charter Party is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

        PERIOD. This Charter Party shall remain in effect until the later of March 1, 1997 and the date upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash, at which time this Charter Party may be extended by mutual agreement of the parties.

        II. Amendment to section entitled "Hire" The section entitled "Hire" of each Bareboat Charter Party is hereby amended by adding the following after the first sentence of the section:

        The Charterer shall pay to the Owner for the use of the said vessel after the vessel has been modified, at the rate of Ten Thousand Five Hundred Dollars per day commencing on and from the day and hour the vessel is redelivered in its modified state to the Charterer, and continuing until the vessel is redelivered to Owner or Charterer gives notice of an increase in such daily rate.

        Except, and solely to the extent that the same has been specifically modified, amended or supplemented hereby, by this Second Amendment, all of the terms and conditions of the Bareboat Charter Party shall continue in full force and effect.

        IN WITNESS WHEREOF, K Corp and Trailer Bridge have caused this Second Amendment to be executed as of the date and year first above written.

        KADAMPANATTU CORP.                   TRAILER BRIDGE, INC.


        By:  /s/ John D. McCown              By:  /s/ John D. McCown
             John D. McCown                       John D. McCown
             President                            Vice President